FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State of incorporation or organization)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, PA (Address of principal executive offices)	19103-7590 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.50% Monthly Income Senior Notes due 2018	Name of each exchange on which each class is to be registered American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number to which this form relates: 333-84764

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities To Be Registered.

        The class of securities to be registered are 8.50% Monthly Income Senior Notes due 2018 (the “Notes”) of PMA Capital Corporation (the “Company”). For a description of the Notes, reference is made to the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2002 (File No. 333-84764) (the “Registration Statement”) and the Prospectus Supplement, dated May 29, 2003, which specifically describes the Notes and supplements the Prospectus, dated July 19, 2002, that is included in and forms a part of the Registration Statement, which Prospectus Supplement and Prospectus were filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

Item 2. Exhibits.

        The Exhibit Index beginning on page E-1 is incorporated by reference herein.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

Date: June 5, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description	Method of Filing

1	Senior Indenture, dated as of October 21, 2002, between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee	Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 16, 2002 and incorporated herein by reference.

2	First Supplemental Indenture, dated as of October 21, 2003, between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee	Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 16, 2002 and incorporated herein by reference.

3	Second Supplemental Indenture, dated as of June 5, 2003, between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee	Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated May 29, 2003 and incorporated herein by reference.

4	Form of 8.50% Monthly Income Senior Note due June 15, 2018	Filed as Exhibit 4.4 to the Company's Current Report on Form 8-K dated May 29, 2003 and incorporated herein by reference.

E-1